Exhibit 10.8
                              CONSULTING AGREEMENT


         THIS MANAGEMENT CONSULTING AGREEMENT (this "Agreement") is made as of the 1st day of August, 2006, by and between Tombstone Cards Inc. a Colorado corporation (the "Company"), and Capital Merchant Banc, LLC, an Illinois limited liability company ("Consultant").

                                    RECITALS:

          WHEREAS, the Company desires to engage Consultant to perform consulting services relating to marketing, sales, and corporate structure services for the Company in connection with the Company's development and launch of a line of print based products in the Poker Industry (the "Project").


         WHEREAS, Consultant is willing to be so engaged, and desires to work with the Company.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. ENGAGEMENT OF CONSULTANT. The Company hereby engages Consultant, and Consultant hereby accepts the engagement, to perform the services described on Exhibit A "Scope of Services."

         2. TERM OF ENGAGEMENT. Consultant's engagement under this Agreement will commence as of August 1st, 2006 (the "Effective Date") and will continue for the One year term unless sooner terminated in accordance with the provisions of Section 6 (the "Term").

         3. INDEPENDENT CONTRACTOR STATUS. During the Term, Consultant and the Company acknowledge and agree that Consultant is an independent contractor for Federal and state income tax purposes and that Consultant shall be solely responsible for full payment of all tax liabilities on any compensation paid to Consultant hereunder.

         4. COMPENSATION. In consideration for the performance of Consultant's duties hereunder: (i) Consultant will be paid $9000 upon signing of the consulting agreement and will further be paid at the rate of $3,000 per month at the 1st of the month for the term of the contract which is for 9 months, final payment to be made on May 1st, 2007; (ii) the Company shall execute and deliver to Escrow Agent a Warrant for the purchase of 600,000 shares at $0.55 per share

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of the  Company  Common  Stock in the form of EXHIBIT B attached  hereto.  These warrants shall be held in escrow with company counsel and may be assigned, through the escrow, to ensure compliance with NASD rules and SEC regulations until the effective date of the Registration Statement of the shares underlying the warrants.

         5. EXPENSES. Consultant shall be entitled to reimbursement for normal business expenses which Consultant's employees and agents are required to incur in providing the services hereunder provided that supporting documentation is provided to the Company. Notwithstanding the foregoing, the Company shall not be required to reimburse Consultant for total business expenses in excess of $750.00 in any calendar month, unless Consultant obtains prior written authorization from the Company for any such expenses.

         6. TERMINATION. This Agreement shall terminate prior to the expiration of the Term if (a) Consultant shall dissolve or (b) either party serves written notice upon the other of intent to terminate for cause (the "Termination Notice") as of a date specified in such notice (the "Effective Date of Termination"), provided that the Termination Notice is given at least 60 prior to the Effective Date of Termination.. In the event of termination of this Agreement, the Company shall no longer be obligated to pay to Consultant any compensation (other than compensation accrued prior to the Effective Date of Termination). Sections 7 through 16 of this Agreement will survive expiration or early termination of this Agreement.

         7. CONFIDENTIALITY. Consultant hereby covenants and agrees that, without the prior written consent of the Company, Consultant and its employees and agents will not at any time disclose to any person (other than persons employed or otherwise engaged by the Company and having a need to know such information in order for Consultant to provide its services hereunder), or use for any purpose other than providing the consulting (but not the finders) services under this Agreement, any confidential or proprietary information of the Company. Company hereby covenants and agrees that, without the prior written consent of Consultant, the Company and its employees and agents will not at any time disclose to any person not employed or otherwise engaged by Consultant, or use for any purpose other than the Project, any confidential or proprietary information of Consultant, other than information conveyed to Company by Consultant in the course of Consultant's services under this Agreement. For the purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by Consultant or the Company, as applicable, and is not publicly available (other than by a breach of this Section 7 by the party obligated to keep such information confidential) or generally known to persons engaged in businesses similar or related to those of the Company (in the case of confidential or proprietary information of the Company) or Consultant (in the case of confidential or proprietary information of Consultant). Confidential or proprietary information will include, but will not be limited to, a party's financial condition, results of operations, business matters, customers, employees, industry contracts, business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For the purposes of the two preceding sentences, the terms Company, Consultant, and parties each refer to any of the applicable party's subsidiaries or affiliates in addition to such parties. The foregoing obligations imposed by this Section 7 will not apply (i) if such confidential or proprietary information shall have become generally known to the public through no fault of the party obligated to keep such information confidential or (ii) if the party obligated to keep such information confidential is required by law to make disclosure (after giving the other party notice and an opportunity to contest such requirement).

         8. INJUNCTIVE RELIEF. Consultant agrees that any violation of Section 7 of this Agreement will cause the Company irreparable harm. Consultant agrees that the Company is entitled to protection from such violation, including protection by injunctive relief, in addition to other remedies available under the law.

         9. INDEMNIFICATION BY CONSULTANT. Consultant hereby agrees to indemnify and hold the Company and its shareholders, directors, officers, employees and affiliates harmless from and against any and all liabilities, demands, claims, actions or causes of action, assessments, losses, costs, damages or expenses, including reasonable attorneys' fees sustained or incurred by such persons, resulting from or arising out of or in any way relating to, or by virtue of (i) any breach of any representation or warranty on the part of Consultant under this Agreement and Exhibit A attached hereto (unless the same will have been waived by the Company in writing), (ii) any failure by Consultant to comply with any applicable laws, rules or regulations, or (iii) any third-party claims arising solely from Consultant's actions or failure to take action, except any action or failure to take action by Consultant in accordance with Company's direct instructions.

         10. INDEMNIFICATION BY COMPANY. Company hereby agrees to indemnify and hold Consultant and its members, managers, directors, officers, employees and affiliates harmless from and against any and all liabilities, demands, claims, actions or causes of action, assessments, losses, costs, damages or expenses, including reasonable attorneys' fees sustained or incurred by such persons, resulting from or arising out of or in any way relating to, or by virtue of (i) any breach of any representation or warranty on the part of the Company under this Agreement and Exhibit A attached hereto (unless the same will have been waived by Consultant in writing), (ii) any failure by the Company to comply with any applicable laws, rules or regulations (other than as a result of Consultant's conduct), or (iii) any third-party claims arising solely from Company's actions or failure to take action, except any action or failure to take action by Company in accordance with Consultant's recommendations or advice in connection with the services rendered by Consultant hereunder.

         11. NOTICES. All notices required to be given under this Agreement shall be in writing and shall be personally delivered, sent by overnight courier or facsimile, or mailed by certified or registered mail, return receipt requested, and addressed as set forth in Exhibit A, until some other address shall have been designated in a written notice given in a like manner. Notices sent by mail shall be deemed received 5 days after deposit in the United States mail, and notices delivered in any other manner shall be deemed to be given upon receipt.

         12. SEVERABILITY. If any provision of this Agreement or any part hereof shall be found to be illegal, invalid or otherwise unenforceable, such provision or part thereof shall be deemed to have been deleted from this Agreement and such deletion shall not affect the remaining provision of this Agreement, which shall be given their full force and effect.

         13. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties concerning the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect.

         14. AMENDMENT. This Agreement shall be binding upon the parties hereto unless the same shall be in writing and executed by each of the parties hereto.

         15. BENEFIT OF AGREEMENT. This Agreement shall not be assignable by Consultant, but shall be binding upon and inure to the benefit of the successors and assigns of the Company.

         16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, without regard to the provisions thereof respecting the conflict of laws.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           TOMBSTONE CARDS INC

                  By:  /s/John N. Harris - August 4, 2006
                      -------------------------------------------------

                  Its: President
                      -------------------------------------------------


                  By:  /s/Neil A. Cox - August 4, 2006
                      -------------------------------------------------

                  Its: CFO
                      -------------------------------------------------




                            CAPITAL MERCHANT BANC, LLC


                  By:  /s/
                      -------------------------------------------------



                  Its:    President
                       ------------------------------------------------

         If to Company:
                  Tombstone Cards Inc.
                  5380 Highlands Drive,
                  Longmont, CO 8080503
                  Facsimle:  (303) 684-0673
                  Attention:  Neil A Cox


         If to Consultant:
                  Capital Merchant Banc, LLC
                  660 N Bradley Rd.
                  Lake Forest, Illinois  60106
                  Facsimile:  (847) 295-0924
                  Attention:  Joe Kurczodyna

                                    EXHIBIT A

SCOPE OF SERVICES - As and when requested by management:

1.       Product Public Relations Program Design

2.       Sales Program Design & Implementation

3.       Corporate Awareness Program

4.       Corporate Capital Structure Planning

5.       Sales and marketing of company's new and existing products